Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                      ARRAN2005

Arran Funding Limited - Series:               05-A

ABS - Credit Card - Bank, Closing Date:       December 15, 2005

As at:                                        September 15, 2006

                       RATING (S&P/Moodys/Fitch)           POOLFACTOR             PAY                       COUPON
TRANCHE    CURRENCY     ORIGINAL        CURRENT        ORIGINAL    CURRENT     FREQUENCY        BASIS                 CURRENT
------------------------------------------------------------------------------------------------------------------------------
Class A       USD     AAA /Aaa/AAA    AAA /Aaa/AAA       100%       100%        Monthly     1 Mth LIBOR +    0.02%    5.35000%
Class B       USD        A/A1/A          A/A1/A          100%       100%        Monthly     1 Mth LIBOR +    0.18%    5.51000%
Class C       USD      BBB/Baa2/NR    BBB/Baa2/NR        100%       100%        Monthly     1 Mth LIBOR +    0.32%    5.65000%

       Scheduled start of Controlled Accumulation Period:    1 June, 2007
       Expected maturity:                                    15 December, 2008
       Legal final maturity:                                 15 December, 2010
       Structure:                                            Sr/sub Seq Pay
       Tax Election:                                         Debt
       Amort. Type:                                          Soft Bullet
       Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
       Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
       Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
       Trustee:                                              Bank of New York (The)
       Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance
----------------------------------------------------------------------------------------------------------------------------

Month end         Gross       Expense     Gross Charge     Net Charge       Excess         Excess        Transferor Interest
                Yield (%)     Rate (%)    Off Rate (%)    Off Rate (%)    Spread (%)     Spread (%)         %          Min %
                                                                                        Roll 1/4 Ave
31 Aug 2006      20.19%        5.89%          8.23%           7.93%          6.37%          7.11%         39.93%         6%
31 Jul 2006      19.79%        5.30%          7.39%           7.15%          7.34%          7.57%         40.80%         6%
30 Jun 2006      20.24%        5.82%          7.04%           6.81%          7.61%          7.44%         41.13%         6%
31 May 2006      21.17%        5.64%          7.96%           7.76%          7.77%          7.62%         42.10%         6%
30 Apr 2006      17.93%        4.94%          6.19%           6.04%          6.95%          7.50%         42.57%         6%
31 Mar 2006      21.86%        6.03%          7.79%           7.68%          8.15%          7.98%         42.14%         6%

----------------------------------------------------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                             (% Pool)
                ----------------------------------------------------------------
Month end       30-59 days    60-89 days    90-179 days    180+ days       Total
---------       ----------    ----------    -----------    ---------       -----

31 Aug 2006        1.33%         1.03%         2.61%         3.71%         8.68%
31 Jul 2006        1.32%         1.01%         2.63%         3.64%         8.60%
30 Jun 2006        1.27%         1.02%         2.59%         3.59%         8.47%
31 May 2006        1.29%         1.06%         2.48%         3.47%         8.31%
30 Apr 2006        1.37%         1.03%         2.43%         3.47%         8.30%
31 Mar 2006        1.29%         1.01%         2.40%         3.36%         8.06%

--------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                      Payments                                Pool balance
                  --------------------------------            ------------
Month End         Total ((pound)000)      Rate (%)             (pound)000

31 Aug 2006           1,141,613            23.38%               4,812,820
31 Jul 2006           1,099,658            22.39%               4,883,405
30 Jun 2006           1,144,949            22.93%               4,911,036
31 May 2006           1,202,916            23.90%               4,992,642
30 Apr 2006             977,762            19.57%               5,033,594
31 Mar 2006           1,302,499            24.99%               4,996,352

--------------------------------------------------------------------------------

---------------------------------------------------------------
Average Actual Balance:                       (pound)     1,093

Number of Accounts:                                   4,404,255
---------------------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of September, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business